UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

Kirby Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	1-07615	74-1884980
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000, Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 435-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2019, the Board of Directors of Kirby Corporation (“Kirby”) increased the size of the Board from 9 to 10 members and filled the newly created vacancy by electing Tanya S. Beder to serve as a Class I director until the Annual Meeting of Stockholders in 2020.  Ms. Beder is currently the Chairman and CEO of a firm she founded, SBCC Group, ‘Strategy Building and Crisis Control’, where she heads the global strategy, risk, fintech and asset management practices.  Ms. Beder will receive the standard compensation for directors under Kirby’s Nonemployee Director Compensation Program, prorated for her current term of office, including an automatic grant of 1,209 restricted shares of Kirby common stock and a prorated annual director fee of $37,500 payable quarterly.  The shares of restricted stock vest six months after the date of grant.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:
99.1	Press release dated October 29, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

	By:	/s/ William G. Harvey
William G. Harvey
Executive Vice President and Chief Financial Officer

Date: October 30, 2019

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	— Press release dated October 29, 2019.
104	— Cover Page Interactive Data File (embedded within the Inline XBRL document)